                                                                EXHIBIT 10.13


                      FIRST AMENDMENT TO CREDIT AGREEMENT

                 This Amendment is entered into as of February 29, 1996, among Bank of America National Trust and Savings Association ("BofA"); The Bank of California N.A. ("BankCal"); The Good Guys - California, Inc. a California corporation ("Borrower"). BofA and BankCal are sometimes referred to as "Banks" and each is a "Bank."

RECITALS

                 A. The Banks and the Borrower entered into a certain Credit Agreement dated as of September 26, 1995 (the "Credit Agreement").

                 B.  The Banks and the Borrower desire to amend the Agreement.

                                   AGREEMENT

                 1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning given to them in the Credit Agreement.

                 2. Amendments. The Credit Agreement is hereby amended as follows:

                          2.1 The definition of Tangible Net Worth in paragraph 1.1 is hereby amended to read as follows:

                                  "Tangible Net Worth" means the gross book
                 value of the assets of Guarantor on a consolidated basis (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) less (a) reserves applicable thereto, and (b) all liabilities (including accrued and deferred income taxes).

                          2.2 Paragraph 6.4 is hereby amended to read as follows:

                                  6.4  Adjusted Tangible Net Worth.  Maintain
                 on a consolidated basis Adjusted Tangible Net Worth of at least the amount indicated as of the end of each quarter set forth below. "Adjusted Tangible Net Worth" means Tangible Net Worth (a) minus the proceeds of any public or private offering of stock of the Guarantor on or after January 1, 1996, other than stock sold under the Employee Stock Purchase Plan; (b) minus the fair market value, on the date of sale, of the Guarantor's stock sold to employees of the Guarantor or the Borrower under the Employee Stock Purchase Plan on or after January 1, 1996; provided, however, that the amount subtracted from Tangible Net Worth under this subparagraph (b) shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) per fiscal year; (c) plus the fair market value, on the date of purchase, of any of the Guarantor's stock repurchased by the Guarantor on or after January 1, 1996; provided, however, that the amount added to Tangible Net Worth under this subparagraph (c) shall not exceed Six Million Five Hundred Thousand Dollars ($6,500,000).

                          Quarter Ending                    Amount
                          --------------                    ------
                          March 31, 1996                    $140,500,000

                          June 30, 1996                     $141,500,000

                          September 30, 1996                $143,000,000





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
                          December 31, 1996                 $150,000,000

                          March 31, 1997                    $151,000,000

                          June 30, 1997                     $152,000,000

                          September 30, 1997                $154,000,000

                          2.3     Paragraph 6.8 is amended to read as follows:

                                  6.8  Out-Of-Debt Requirement.  For each one
                 hundred and twenty (120) day period ending on April 15 of each year, Borrower and Guarantor must fulfill either the requirements of (a) or of (b) below:

                                        (a)  Repay all outstanding advances,
                          and not draw any new advances, for a period of at least thirty (30) consecutive calendar days during such one hundred and twenty (120) day period. This requirement must be fulfilled for the BofA Facility, the BankCal Facility and any indebtedness permitted under paragraphs 6.9(g) and (h) at the same time; or

                                        (b) Reduce the amount of all advances
                          (including the BofA Facility, the BankCal Facility and any indebtedness permitted under paragraphs 6.9(g) and (h)) to not more than Fifteen Million Dollars ($15,000,000) for a period of at least sixty
                          (60) consecutive calendar days during such one hundred and twenty (120) day period.

                          2.4     Subparagraph 6.9(h) is amended to read as
                            follows:

                                  (h)      additional indebtedness under
                          uncommitted facilities from either Bank; provided, however, that the total outstanding indebtedness from both Banks (whether under this Agreement or otherwise) plus the total outstanding indebtedness from other lenders under subparagraph (g) above must not exceed the following at any one time: from February 1 through October 31 of any year, Fifty Million Dollars ($50,000,000); and at other times, Seventy Five Million Dollars ($75,000,000).

                 2.5      Paragraph 6.12 is hereby amended to read as follows:

                                  6.12 Dividends.  Borrower and Guarantor shall
                 not (and shall not permit any of their subsidiaries to) declare or pay any dividends on any of their respective shares except dividends payable in capital stock, and not purchase, redeem or otherwise acquire for value any of their respective shares, or create any sinking fund in relation thereto; provided, however, that Borrower and Guarantor may purchase stock from their employees for a consideration not exceeding, in the aggregate, One Million Five Hundred Thousand Dollars ($1,500,000) in any one fiscal year; such dollar limit to be non-cumulative from year to year; and provided further that Guarantor may, on or after January 1, 1996, purchase an additional amount of its stock with a fair market value, on the date of purchase, not to exceed Six Million Five Hundred Thousand Dollars ($6,500,000) in the aggregate.

                          2.6     Paragraph 6.14 is amended to read as follows:

                                  6.14 Capital Ownership.  Borrower and
                                    Guarantor each





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                 shall not cause, permit, or suffer any one shareholder to
                 control, directly, indirectly or through affiliates, more than fifty percent (50%) of Guarantor's capital ownership; and Borrower's capital stock must continue to be entirely owned by Guarantor;

                          2.7     Subparagraph 6.29 is hereby deleted.

                 3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Banks that:

                          (a) There is no event which is, or with notice or lapse of time or both would be, an Event of Default under the Agreement;

                          (b) The representations and warranties in the Agreement are true and correct as of the date of this Amendment as if made on the date of this Amendment;

                          (c) This Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers; and

                          (d)  This Amendment does not conflict with any law,
agreement, or obligation by which the Borrower is bound.

                 4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

                 5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         This Amendment is executed as of the date first stated above.

BANK OF AMERICA NATIONAL TRUST AND SAVINGS       THE GOOD GUYS - CALIFORNIA, INC.
ASSOCIATION

By \s\ Hagop Bouldoukian                         By \s\ Robert A. Gunst

Title Vice President                             Title President and CEO


By _______________________                       By __________________________

Title ____________________                       Title _______________________


THE BANK OF CALIFORNIA N.A.

By \s\ Wanda Headrick

Title Vice President


By ________________________

Title _____________________





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                    Guarantor's Acknowledgment and Agreement

The Guarantor acknowledges the covenants applicable to it as set forth in the foregoing Amendment and agrees to comply with them until full and final payment of all of the Borrower's obligations under the Credit Agreement and any instrument or agreement required under the Credit Agreement.

Date: February 29, 1996


THE GOOD GUYS, INC.

By __________________________


Title __________________________




By __________________________

Title _______________________





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